                                                                     EXHIBIT 4.1

                        INTERSTATE HOTELS & RESORTS, INC.
                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

                              Amended and Restated
                         Effective as of January 1, 2004

                        INTERSTATE HOTELS & RESORTS, INC.
                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

                              Amended and Restated
                         Effective as of January 1, 2004

                                TABLE OF CONTENTS

                                                  ARTICLE I
                                                 DEFINITIONS

1.1      ACCOUNT........................................................................................    1
1.2      BASE COMPENSATION..............................................................................    1
1.3      BASE COMPENSATION DEFERRALS....................................................................    1
1.4      BENEFICIARY....................................................................................    1
1.5      BOARD..........................................................................................    1
1.6      CHANGE IN CONTROL..............................................................................    2
1.7      CHIEF EXECUTIVE OFFICER........................................................................    2
1.8      CODE...........................................................................................    2
1.9      COMMITTEE......................................................................................    2
1.10     COMPENSATION...................................................................................    2
1.11     COMPENSATION DEFERRAL ACCOUNT..................................................................    2
1.12     COMPENSATION DEFERRALS.........................................................................    2
1.13     DESIGNATION DATE...............................................................................    2
1.14     DISABILITY.....................................................................................    3
1.15     EFFECTIVE DATE.................................................................................    3
1.16     ELIGIBLE INDIVIDUAL............................................................................    3
1.17     EMPLOYER.......................................................................................    3
1.18     EMPLOYER CONTRIBUTION CREDIT ACCOUNT...........................................................    3
1.19     EMPLOYER CONTRIBUTION CREDITS..................................................................    3
1.20     ENTRY DATE.....................................................................................    3
1.21     PARTICIPANT....................................................................................    3
1.22     PARTICIPANT ENROLLMENT AND ELECTION FORM.......................................................    3
1.23     PLAN...........................................................................................    4
1.24     PLAN SPONSOR...................................................................................    4
1.25     PLAN YEAR......................................................................................    4
1.26     QUALIFIED PLAN.................................................................................    4
1.27     RETIREMENT.....................................................................................    4
1.28     TRUST..........................................................................................    4
1.29     TRUSTEE........................................................................................    4
1.30     VALUATION DATE.................................................................................    4

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
                                                 ARTICLE II
                                        ELIGIBILITY AND PARTICIPATION

2.1      REQUIREMENTS...................................................................................    4
2.2      RE-EMPLOYMENT/BOARD MEMBERSHIP.................................................................    5
2.3      CHANGE OF EMPLOYMENT CATEGORY..................................................................    5

                                                 ARTICLE III
                                          CONTRIBUTIONS AND CREDITS

3.1      EMPLOYER CONTRIBUTION CREDITS..................................................................    5
3.2      PARTICIPANT COMPENSATION DEFERRALS.............................................................    6
3.3      CONTRIBUTIONS TO THE TRUST.....................................................................    7

                                                 ARTICLE IV
                                             ALLOCATION OF FUNDS

4.1      ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS............................................    7
4.2      ACCOUNTING FOR DISTRIBUTIONS...................................................................    7
4.3      SEPARATE BOOKKEEPING ACCOUNTS..................................................................    7
4.4      DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS...................................................    8
4.5      PAYMENT OF TAXES AND EXPENSES..................................................................    9

                                                  ARTICLE V
                                           ENTITLEMENT TO BENEFITS

5.1      FIXED PAYMENT DATES; TERMINATION OF EMPLOYMENT/BOARD MEMBERSHIP................................    9
5.2      HARDSHIP DISTRIBUTIONS.........................................................................   10
5.3      RE-EMPLOYMENT/BOARD MEMBERSHIP OF RECIPIENT....................................................   10
5.4      VESTING........................................................................................   10

                                                 ARTICLE VI
                                          DISTRIBUTION OF BENEFITS

6.1      AMOUNT.........................................................................................   11
6.2      METHOD OF PAYMENT..............................................................................   11
         (a)      Medium of Payment.....................................................................   11
         (b)      Timing and Manner of Payment..........................................................   11
6.3      DEATH OR DISABILITY BENEFITS...................................................................   12
6.4      CHANGE IN CONTROL..............................................................................   12

                                       ii

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
                                                 ARTICLE VII
                                       BENEFICIARIES; PARTICIPANT DATA

7.1      DESIGNATION OF BENEFICIARIES...................................................................   12
7.2      INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES;  INABILITY TO LOCATE
         PARTICIPANTS IES...............................................................................   12

                                                ARTICLE VIII
                                      ADMINISTRATION AND RECORDKEEPING

8.1      ADMINISTRATIVE AND RECORDKEEPING AUTHORITY.....................................................   13
8.2      UNIFORMITY OF DISCRETIONARY ACTS...............................................................   13
8.3      LITIGATION.....................................................................................   13
8.4      CLAIMS PROCEDURE...............................................................................   14

                                                 ARTICLE IX
                                                  AMENDMENT

9.1      RIGHT TO AMEND.................................................................................   16
9.2      AMENDMENT TO ENSURE PROPER CHARACTERIZATION OF THE PLAN........................................   16
9.3      CHANGES IN LAW AFFECTING TAXABILITY............................................................   16

                                                  ARTICLE X
                                                 TERMINATION

10.1     PLAN SPONSOR'S RIGHT TO TERMINATE PLAN.........................................................   17
10.2     AUTOMATIC TERMINATION OF PLAN..................................................................   17
10.3     SUCCESSOR TO PLAN SPONSOR......................................................................   17

                                                 ARTICLE XI
                                                MISCELLANEOUS

11.1     LIMITATIONS ON LIABILITY OF PLAN SPONSOR AND EMPLOYER..........................................   17
11.2     CONSTRUCTION...................................................................................   17
11.3     SPENDTHRIFT PROVISION..........................................................................   18

                                                 ARTICLE XII
                                                  THE TRUST

12.1     ESTABLISHMENT OF TRUST.........................................................................   18

                        INTERSTATE HOTELS & RESORTS, INC.
                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

                              Amended and Restated
                         Effective as of January 1, 2004

                                    RECITALS

         This amended and restated Plan, the Interstate Hotels & Resorts, Inc. Supplemental Deferred Compensation Plan (the "Plan") is adopted by Interstate Hotels & Resorts, Inc. (the "Plan Sponsor") for certain of its directors and certain management employees of Interstate Management Company, LLC (the "Employer"). The Plan constitutes an amendment and restatement of the Interstate Hotels & Resorts, Inc. Supplemental Deferred Compensation Plan.

         The purpose of the Plan is to offer participants deferred compensation benefits taxable under section 451 of the Internal Revenue Code of 1986, as amended (the "Code") and to supplement such participants' retirement benefits under the Plan Sponsor's tax-qualified retirement plan and other retirement programs. The Plan is intended to be a "top-hat plan" (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) pursuant to sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         Accordingly, the following Plan is adopted.

                                    ARTICLE I
                                   DEFINITIONS

         The following terms, as used herein, unless a different meaning is implied by the context, have the following meaning:

         1.1 ACCOUNT means the balance credited to a Participant's Plan account, including amounts credited under the Compensation Deferral Account and the Employer Contribution Credit Account. Said Account shall be determined as of the date of reference.

         1.2 BASE COMPENSATION means the total cash base compensation of the Participant for the Plan Year of reference.

         1.3      BASE COMPENSATION DEFERRALS is defined in Section 3.1.

         1.4 BENEFICIARY means any person or persons so designated in accordance with the provisions of Article VII.

         1.5      BOARD means the Board of Directors of the Plan Sponsor.

         1.6 CHANGE IN CONTROL means a transaction or series of transactions occurring after the Effective Date, in which (i) any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) or the Securities Exchange Act of 1934 (the "Act")), becomes, directly or indirectly, the beneficial owner (as defined in the general rules and regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Act) of more than fifty percent (50%) of the then outstanding shares of the Plan Sponsor's capital stock entitled to vote generally in the election of directors of the Plan Sponsor; or (ii) the stockholders of the Plan Sponsor approve a definitive agreement for (A) the merger or other business combination of the Plan Sponsor with or into another corporation pursuant to which the stockholders of the Plan Sponsor do not own, immediately after the transaction, more than fifty percent (50%) of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (B) the sale, exchange or other disposition of all or substantially all of the assets of the Plan Sponsor; or
(iii) during any period of two (2) years or less, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Plan Sponsor, of each new director was approved by a vote of at least seventy-five percent (75%) of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change in Control shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender exchange offer is commenced by, the Plan Sponsor or any of its subsidiaries, any profit sharing, employee ownership or other employee benefit plan of the Plan Sponsor or any subsidiary of any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

         1.7 CHIEF EXECUTIVE OFFICER means the Chief Executive Officer of the Plan Sponsor.

         1.8 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

         1.9      COMMITTEE means the Compensation Committee of the Board.

         1.10 COMPENSATION means the total current cash remuneration, including total cash base compensation, total cash bonus compensation, director retainers and/or meeting fees of the Participant for the Plan Year of reference. For purposes of the preceding sentence and for all other purposes under the Plan, bonus shall include both a bonus that would otherwise be payable to the Participant relating to services performed for the Employer, and an amount that would otherwise be distributable to the Participant under the Interstate Hotels & Resorts, Inc. Executive Fund.

         1.11     COMPENSATION DEFERRAL ACCOUNT is defined in Section 3.2.

         1.12     COMPENSATION DEFERRALS is defined in Section 3.2.

         1.13 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section
4.4 shall become effective. The Designation Dates in any Plan Year include January 1, April 1, July 1 and October 1.

         1.14 DISABILITY means a disability with respect to which a Participant qualifies for permanent disability benefits under the Employer's long-term disability plan, or, if the Participant does not participate in such a plan or the Employer does not sponsor such a plan or discontinues to sponsor such a plan, the Participant shall be considered disabled if he or she qualifies for and receives Social Security disability benefits.

         1.15 EFFECTIVE DATE means the effective date of this amendment and restatement of the Plan, which shall be January 1, 2004.

         1.16 ELIGIBLE INDIVIDUAL means, for any Plan Year (or applicable portion thereof), any individual who is not employed by the Employer but is a member of the Board, any individual who is employed by the Employer in a Vice President or more senior position, or any individual employed by the Employer who is determined by the Plan Sponsor to be a member of a select group of management or highly compensated employees of the Employer (within the meaning of ERISA), and who is designated by the Chief Executive Officer to be an Eligible Individual under the Plan, and (i) whose benefits under the Qualified Plan are limited due to application of the compensation or nondiscrimination contribution limits of the Code, and/or (ii) to whom the Plan Sponsor desires to provide supplemental retirement benefits.

                  By each December 1, the Employer shall notify those individuals, if any, who will be Eligible Individuals for the next Plan Year. If the Plan Sponsor determines that an individual first becomes an Eligible Individual during a Plan Year, the Employer shall notify such individual of that determination and of the date during the Plan Year on which the individual shall first become an Eligible Individual.

         1.17 EMPLOYER means Interstate Management Company, LLC and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of the Plan Sponsor or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of the Plan Sponsor to become a party to the Plan.

         1.18     EMPLOYER CONTRIBUTION CREDIT ACCOUNT is defined in Section
3.1.

         1.19     EMPLOYER CONTRIBUTION CREDITS is defined in Section 3.1.

         1.20 ENTRY DATE with respect to an individual means the first day of a pay period following the date on which the individual becomes an Eligible Individual.

         1.21 PARTICIPANT means any person so designated in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former employee or director who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

         1.22 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form (or forms) on which a Participant elects to defer Compensation hereunder, on which the Participant makes elections concerning the time and manner of payment of amounts attributable to such election, and on which the Participant makes certain other designations as required thereon.

         1.23 PLAN means this amended and restated Interstate Hotels & Resorts, Inc. Supplemental Deferred Compensation Plan, an amendment and restatement of the MeriStar Hotels & Resorts, Inc. Supplemental Deferred Compensation Plan, as amended from time to time.

         1.24 PLAN SPONSOR means Interstate Hotels & Resorts, Inc. and its successors and assigns.

         1.25 PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect.

         1.26 QUALIFIED PLAN means the Plan Sponsor's tax-qualified 401(k) plan, as amended from time to time.

         1.27 RETIREMENT means a Participant's termination from the employ of the Employer upon or after attaining age sixty-five (65).

         1.28 TRUST means the trust fund, if any, established pursuant to the Plan.

         1.29 TRUSTEE means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

         1.30     VALUATION DATE means each day of each Plan Year.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         2.1 REQUIREMENTS. Every Eligible Individual on the Effective Date shall be eligible to become or continue as a Participant on the Effective Date. Every other Eligible Individual shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Individual. No individual shall become a Participant, however, if he or she is not an Eligible Individual on the date his or her participation is to begin.

                  Participation in the Compensation Deferral Account portion of the Plan is voluntary. In order to participate in the Compensation Deferral Account portion of the Plan, an otherwise Eligible Individual must make written application in such manner as may be required by Section 3.2 and by the Employer and must agree to make Compensation Deferrals as provided in Article III.

                  Participation in the Employer Contribution Credit Account portion of the Plan is automatic for all eligible Participants.

         2.2 RE-EMPLOYMENT/BOARD MEMBERSHIP. If a Participant whose employment with the Employer (or Board membership, as applicable) is terminated is subsequently re-employed (or again becomes a Board member), he or she shall become a Participant in accordance with the provisions of Section 2.1.

         2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer (or a member of the Board), but ceases to be an Eligible Individual, he or she shall not be eligible to make Compensation Deferrals or to be credited with Employer Contribution Credits hereunder.

                                   ARTICLE III
                            CONTRIBUTIONS AND CREDITS

         3.1 EMPLOYER CONTRIBUTION CREDITS. There shall be established and maintained a separate Employer Contribution Credit Account in the name of each Participant. There shall be established the following two (2) sub-accounts under a Participant's Employer Contribution Credit Account: (a) the Employer Matching Contribution Sub-Account; and (b) the Employer Profit Sharing Contribution Sub-Account. Each such Sub-Account shall be credited or debited, as applicable, with (a) amounts equal to the Employer's Contribution Credits credited to that Sub-Account; and (b) amounts equal to any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Sub-Account's deemed assets as determined by the Employer, in its discretion) allocated to that Sub-Account; and (c) expenses and/or taxes charged to that Sub-Account.

                  Provided a Participant remains in the employ of the Employer as an employee on the last day of a Plan Year and the Participant has elected to defer all or a portion of his or her Base Compensation pursuant to Section 3.2 (referred to herein as "Base Compensation Deferrals") with respect to such Plan Year, Employer Contribution Credits shall be credited to the Participant's Employer Matching Contribution Sub-Account for such Plan Year in an amount equal to the excess of (a) one hundred percent (100%) of the Participant's Base Compensation Deferrals for such Plan Year, but not to exceed such percentage of the Participant's Base Compensation for such Plan Year as shall be established in the sole discretion of the Chief Executive Officer (until changed by the Chief Executive Officer, a four percent (4%) rate shall apply); over (b) the sum of the matching contributions actually made by the Employer to the Qualified Plan for such Plan Year.

                  Provided a Participant remains in the employ of the Employer as an employee on the last day of a Plan Year, Employer Contribution Credits shall be credited to the Participant's Employer Profit Sharing Contribution Sub-Account for such Plan Year in an amount (if any) equal to a percentage of the Participant's combined Employer Matching Contribution Sub-Account credits and Qualified Plan matching contributions for such Plan Year, which percentage shall be established in the sole discretion of the Chief Executive Officer and may vary from Participant to Participant (but may in no event exceed one hundred fifty percent (150%)).

                  A Participant shall become vested in amounts credited to his or her Employer Contribution Credit Account as provided in Section 5.4.

         3.2 PARTICIPANT COMPENSATION DEFERRALS. In accordance with rules established by the Employer, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant, in any percentages designated by the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferrals." Ordinarily, a Participant shall make such elections with respect to a coming twelve (12) month Plan Year during the period beginning on the December 1 and ending on the December 31 of the prior Plan Year, or during such other period as is established by the Employer. The Employer shall have the discretion to permit special Compensation Deferral election periods for bonus deferral elections, provided that any such elections to defer bonuses are made prior to the date the applicable bonus is first due to be paid in cash. In addition, with respect to any non-employee director Participants, the Employer shall have the discretion to permit such individuals to make Compensation Deferral elections relating to Compensation which is due to be earned as a non-employee director during such other period of time as is established by the Employer but in no event may the non-employee director be permitted to defer Compensation earned by the non-employee director prior to the date of such election.

                  Compensation Deferrals shall be made through regular payroll deductions (including, if applicable, deductions of regular cash retainer payments or payments of meeting fees to a Participant who is a Board member) or through an election by the Participant to defer the payment of a bonus not yet payable to him or her at the time of the election. Excepting any special bonus election period, the Participant may change his or her Compensation Deferral election once during a Plan Year to increase or decrease his or her other Compensation Deferrals for that Plan Year, or the Participant may completely cancel his or her Compensation Deferral election with respect to a Plan Year. Any such change or cancellation shall be made as of, and by written notice delivered to the Employer prior to, the beginning of any regular payroll period (or prior to the date the applicable bonus is first due to be paid), with such change or cancellation being first effective for Compensation to be earned in that payroll period (and, in the case of a cancellation, being irrevocable for the remainder of the Plan Year).

                  Unless so changed or canceled, a Compensation Deferral payroll deduction election shall continue in force indefinitely, until changed by the Participant as provided above. Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Account of the deferring Participant.

                  There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant, to which shall be credited or debited, as applicable: (a) amounts equal to the Participant's Compensation Deferrals; (b) amounts equal to any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets as determined by the Employer in its discretion) attributable or allocable thereto; and (c) expenses and/or taxes charged to that Account.

                  A Participant shall at all times be one hundred percent (100%) vested in amounts credited to his or her Compensation Deferral Account, as provided in Section 5.4.

         3.3 CONTRIBUTIONS TO THE TRUST. Amounts shall be contributed by the Employer to the Trust maintained under Section 12.1 equal to the amounts required to be credited to the Participant's Account under Sections 3.1 and 3.2. The Employer shall contribute the amounts referred to in Section 3.2 to the Trust as soon as is practicable after the pay periods to which they relate. The Employer shall contribute the amounts referred to in Section 3.1 to the Trust within sixty (60) days after the close of the Plan Year to which they relate.

                                   ARTICLE IV
                               ALLOCATION OF FUNDS

         4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Pursuant to Section 4.4, each Participant shall have the right to direct the Employer as to how amounts in his or her Plan Account shall be deemed to be invested in the deemed investment options made available under the Plan. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Employer as to how amounts in his or her Account shall be deemed to be invested. The Employer shall direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Employer properly has received from the Participant.

                  The value of the Participant's Account shall be equal to the value of the account maintained under the Trust on behalf of the Participant. As of each valuation date of the Trust, the Participant's Account will be credited or debited to reflect the Participant's deemed investments of the Trust. The Participant's Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants' Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

         4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution made hereunder to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account. Such amounts shall be charged on a pro rata basis against the investment options in which the Participant's Account is deemed to be invested. Such amounts shall be charged first against any money market, fixed income or similar fund in which the Participant's Account is deemed to be invested, and thereafter on a pro rata basis against the investment options in which the Participant's Account is deemed to be invested.

         4.3 SEPARATE BOOKKEEPING ACCOUNTS. A separate bookkeeping account under the Plan shall be established and maintained by the Employer to reflect the Account for each Participant, with bookkeeping sub-accounts to show separately the Participant's Compensation

Deferral Account and the Participant's Employer Contribution Credit Account. Each sub-account will separately account for the credits and debits described in
Article III.

         4.4 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction (in accordance with (a), below) as to how his or her Plan Accounts should be deemed to be invested among such categories of deemed investments as may be made available by the Employer hereunder. Such direction shall designate the percentage (in any whole percent multiples) or amount (in any whole dollar multiples) or amount (in any whole dollar multiples) of each portion of the Participant's Plan Accounts which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

                  (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer, and/or, as required or permitted by the Employer, shall be by oral designation and/or electronic transmission designation. A designation shall be effective as of the Designation Date next following the date the direction is received and accepted by the Employer on which it would be reasonably practicable for the Employer to effect the designation.

                  (b) All amounts credited to the Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the Designation Date with respect to any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment options according to the percentages or amounts specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant's most recent Participant Enrollment and Election Form, or other form specified by the Employer.

                  (c) If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.

                  (d) If the Employer possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income or similar fund made available under the Plan as determined by the Employer in its discretion.

                  (e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

                  (f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

         4.5 PAYMENT OF TAXES AND EXPENSES. Expenses, including Trustee fees, associated with the administration or operation of the Plan shall be paid by the Employer, unless, in the discretion of the Employer, the Employer elects to charge such expenses against the appropriate Participant's Account or Participants' Accounts. Any taxes (or net operating loss reductions) allocable to an Account (or portion thereof) maintained under the Plan which arise prior to the complete distribution of the Account, shall be absorbed by the Employer, unless, in the discretion of the Employer, the Employer elects to charge such taxes against the appropriate Participant's Account or Participants' Accounts.

                                    ARTICLE V
                             ENTITLEMENT TO BENEFITS

         5.1 FIXED PAYMENT DATES; TERMINATION OF EMPLOYMENT/BOARD MEMBERSHIP. Subject to Section 6.4, on his or her Participant Enrollment and Election Form, a Participant may select a fixed payment date for the payment or commencement of payment of his or her vested Account, which will be valued and payable according to the provisions of Article VI. Such payment dates may be extended to later dates so long as elections to so extend the dates are made by the Participant at least six (6) months prior to the date on which the distribution is to be made or commence. Such payment dates may not be accelerated.

                  Alternatively, on his or her Participant Enrollment and Election Form, a Participant may select payment or commencement of payment of his or her vested Account (or a sub-account thereof) at his or her termination of employment with the Employer (or, with respect to any non-employee Participant, upon his or her termination of Board membership). A Participant who selects payment or commencement of payment of his or her vested Account (or portions thereof) on a fixed date or dates shall receive payment or commence to receive payment of his or her vested Account at the earlier of such fixed payment date or dates (as extended, if applicable) or his or her termination of employment with the Employer (or, with respect to non-employee Participants, upon his or her termination of Board membership). Any Participant who is employed as an employee of the Employer and who also is a director of the Board, and who ceases his or her employment but retains membership on the Board shall not be deemed to have terminated employment hereunder.

                  Any fixed payment date elected by a Participant as provided above must be the January 1 of the third calendar year after the calendar year in which the election is made.

                  If a Participant does not make an election as provided above for any particular amounts hereunder, and the Participant terminates employment with the Employer for any reason (or,

Board membership, as applicable), the Participant's vested Account at the date of such termination shall be valued and payable at or commencing at such termination according to the provisions of Article VI.

         5.2 HARDSHIP DISTRIBUTIONS. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Employer for the distribution of all or any part of his or her vested Account. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution. Upon a finding of financial hardship, the Employer shall make the appropriate distribution to the Participant from amounts held by the Employer in respect of the Participant's vested Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's vested Account or the amount determined by the Employer to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's vested Account shall be determined as of the date of the distribution.

                  "Financial hardship" means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Employer.

         5.3 RE-EMPLOYMENT/BOARD MEMBERSHIP OF RECIPIENT. If a Participant receiving installment distributions pursuant to Section 6.2 is re-employed by the Employer (or again becomes a Board member), the remaining distributions due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under Section 5.1 or 5.2, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

         5.4 VESTING. A Participant shall at all times be one hundred percent (100%) vested in amounts credited to his or her Compensation Deferral Account. With respect to amounts credited to a Participant's Employer Contribution Credit Account, such amounts shall vest according to the following schedule:

 YEARS OF SERVICE                      VESTED PERCENTAGE
 ----------------                      -----------------
   Less than 1                                 0%
1 but less than 2                             20%
2 but less than 3                             40%
3 but less than 4                             60%
4 but less than 5                             80%
    5 or more                                100%

                  For purposes of this Section 5.4, a "year of service" shall mean (i) any Plan Year during which a Participant is employed by the Employer (i.e., the Participant is on the Employer's payroll) on a full-time basis for any full six (6) months and remains employed by the Employer as of the last day of that Plan Year; and (ii) any calendar year before the Effective Date during which a Participant was employed by the Employer, Interstate Hotels Corporation, Continental Design & Supplies Company, LLC, Crossroads Hospitality Company, LLC, Colony Hotels and Resorts Company or Interstate Hotels Company on a full-time basis for any full six (6) months and remained employed by that employer as of the last day of that calendar year. Notwithstanding anything above that may suggest otherwise, in no event shall more than one (1) year of service be credited to a Participant with respect to the 2002 calendar year during which the Plan was established.

                  Notwithstanding the foregoing, if a Participant's employment is terminated because of death, Disability or Retirement, or if there occurs a Change in Control, the Participant shall become one hundred percent (100%) vested in his or her Employer Contribution Credit Account. If a Participant terminates employment for any other reason, he or she shall become vested in his or her Employer Contribution Credit Account, if at all, under the vesting schedule set forth above.

                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS

         6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date or dates selected by the Participant on his or her Participant Enrollment and Election Form or, if none, on or about the date of the Participant's termination of employment (or Board membership, as applicable) (or earlier as provided in Article V or in Section 6.4), a distribution in an aggregate amount equal to the Participant's vested Account. Any payment due hereunder will be paid by the Employer from its general assets or from the Trust, if any.

         6.2      METHOD OF PAYMENT.

                  (a) MEDIUM OF PAYMENT. Payments under the Plan shall be made in cash.

                  (b) TIMING AND MANNER OF PAYMENT. In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Section 5.1, an aggregate amount equal to the Participant's vested Account will be paid by the Employer or the Trust, as provided by Section 6.1, in a lump sum or in five (5) substantially equal annual installments (adjusted for gains, losses and expenses), as selected by the Participant as provided in Article 5. If a Participant fails to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be in a lump sum.

                           If the whole or any part of a payment hereunder by
the Employer is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.4 under such procedures as the Employer may establish, in which case any deemed income, gain, loss or expense attributable thereto (as determined by the Employer, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Employer shall determine.

         6.3 DEATH OR DISABILITY BENEFITS. If a Participant dies or experiences a Disability before terminating his or her employment (or Board membership, as applicable) with the Employer, the entire value of the Participant's Account shall become fully vested and shall be paid, as provided in Section 6.2, to the Participant, or, in the case of the death, to the person or persons designated in accordance with Section 7.1.

                  Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1, in the manner in which such benefits were payable to the Participant, unless the Employer elects a more rapid form of distribution.

         6.4 CHANGE IN CONTROL. Notwithstanding anything herein to the contrary, upon a Change in Control, each Participant shall become entitled to receive the entire balance of his or her Account in a single lump sum payment on the thirtieth (30th) day following the Change in Control (or as soon thereafter as is administratively feasible). Notwithstanding the preceding, the Participant may irrevocably elect, prior to the end of such thirty (30) day period, to waive his or her right to receive such Change in Control distribution. If such waiver election is timely made, the Participant shall receive his or her Account as previously elected by the Participant.

                                   ARTICLE VII
                         BENEFICIARIES; PARTICIPANT DATA

         7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

                  In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's estate.

         7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records, shall be binding on the Participant or Beneficiary for all purposes of the Plan. Neither the Trustee nor the Employer shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Employer, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Trustee nor the Employer shall be liable to any person for any payment made in accordance with such law.

                                  ARTICLE VIII
                        ADMINISTRATION AND RECORDKEEPING

         8.1 ADMINISTRATIVE AND RECORDKEEPING AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation, administration and recordkeeping of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

                  (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions, in the Plan.

                  (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

                  (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

                  (d) Subject to Section 9.1, make determinations concerning the crediting and distribution of Participants' benefits.

         8.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such action shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

         8.3 LITIGATION. In any action or judicial proceeding affecting the Plan, it shall be necessary to join as a party only the Plan Sponsor. Except as may be otherwise required by law, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

         8.4 CLAIMS PROCEDURE. This Section 8.4 is based on final regulations issued by the

Department of Labor and published in the Federal Register on November 21, 2000 and codified at section 2560.503-1 of the Department of Labor Regulations. If any provision of this Section 8.4 conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

                  (a) INITIAL CLAIM. A Participant or Beneficiary (hereinafter referred to as a "Claimant") who believes he or she is entitled to any Plan benefit under this Plan may file a claim with the Employer. The Employer shall review the claim itself or appoint an individual or an entity to review the claim.

                           The Claimant shall be notified within ninety (90)
days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Employer or appointee of the Employer prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

                           If the Employer denies a claim, it must provide to
the Claimant, in writing or by electronic communication:

                           (i)      The specific reasons for the denial;

                           (ii)     A reference to the Plan provision upon which
the denial is based;

                           (iii)    A description of any additional information
or material that the Claimant must provide in order to perfect the claim;

                           (iv)     An explanation of why such additional
material or information is necessary;

                           (v)      Notice that the Claimant has a right to
request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

                           (vi)     A statement of the Claimant's right to bring
a civil action under ERISA section 502(a) following a denial on review of the initial denial.

                  (b) REVIEW PROCEDURES. A request for review of a denied claim must be made in writing to the Employer within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty
(60) days after the Employer's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

                           The reviewer shall afford the Claimant an opportunity
to review and receive,
without charge, all relevant documents, information and records and to submit issues and comments in writing to the Employer. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

                           Upon completion of its review of an adverse initial
claim determination, the Employer will give the Claimant, in writing or by electronic notification, a notice containing:

                           (i)      its decision;

                           (ii)     the specific reasons for the decision;

                           (iii)    the relevant Plan provisions on which its
decision is based;

                           (iv)     a statement that the Claimant is entitled to
receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan's files which is relevant to the Claimant's claim for benefits;

                           (v)      a statement describing the Claimant's right
to bring an action for judicial review under ERISA section 502(a); and

                           (vi)     if an internal rule, guideline, protocol or
other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

                  (c) CALCULATION OF TIME PERIODS. For purposes of the time periods specified in this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

                  (d) Failure of Plan to Follow Procedures. If the Plan fails to follow the claims procedures required by this Section, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

                                   ARTICLE IX
                                    AMENDMENT

         9.1 RIGHT TO AMEND. The Plan Sponsor, by action of the Committee or other designee of the Board, shall have the right to amend the Plan at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive any Participant or Beneficiary of a right accrued hereunder prior to the date of the amendment.

         9.2 AMENDMENT TO ENSURE PROPER CHARACTERIZATION OF THE PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended at any time, retroactively if required, if found necessary, in the opinion of the Plan Sponsor, in order to ensure that the Plan is characterized as a non-tax-qualified "top hat" plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA sections 201(2), 301(a)(3) and 401(a)(1) and to conform the Plan and the Trust to the provisions and requirements of any applicable law (including ERISA and the Code).

         9.3 CHANGES IN LAW AFFECTING TAXABILITY. This Section shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date (an "Early Taxation Event") prior to the date on which such amounts are made available to him or her hereunder.

                  (a) AFFECTED RIGHT OR FEATURE NULLIFIED. Notwithstanding any other Section of this Plan to the contrary (but subject to subsection (b), below), as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder. If only a portion of a Participant's Account is impacted by the change in the law, then only such portion shall be subject to this Section, with the remainder of the Account not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Participants who have a certain status with respect to the Employer, then only such Participants shall be subject to this Section.

                  (b) TAX DISTRIBUTION. If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event.

                                    ARTICLE X
                                   TERMINATION

         10.1 PLAN SPONSOR'S RIGHT TO TERMINATE PLAN. The Plan Sponsor reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Plan Accounts by unanimous action of the Committee or other designee of the Board; provided, however, that no such termination shall deprive any Participant or Beneficiary of a right accrued hereunder prior to the date of termination and provided that, upon termination, the full amount of each Participant's Plan account(s) shall become immediately distributable to him or her.

         10.2 AUTOMATIC TERMINATION OF PLAN. The Plan shall terminate automatically upon the dissolution of the Plan Sponsor or upon the Plan Sponsor's merger into or consolidation with any other corporation or business organization which does not specifically adopt and agree to continue the Plan; provided, however, that no such termination shall deprive any Participant or Beneficiary of a right accrued hereunder prior to the date of termination and provided that, upon termination, the full amount of each Participant's Plan Account shall become immediately distributable to him or her.

         10.3 SUCCESSOR TO PLAN SPONSOR. Any corporation or other business organization which is a successor to the Plan Sponsor by reason of a consolidation, merger or purchase of substantially all of the assets of the Plan Sponsor shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within thirty (30) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan shall be terminated automatically, and the provisions of the foregoing Sections shall become operative.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 LIMITATIONS ON LIABILITY OF PLAN SPONSOR AND EMPLOYER. Neither the establishment of the Plan nor any modification hereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan, shall be construed as giving to any Participant or any other person any legal or equitable right against the Plan Sponsor or the Employer or any officer or employee thereof, except as provided by law or by any Plan provision. The Plan Sponsor and Employer do not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Plan Sponsor or the Employer, or any successor, employee, officer, director or stockholder of the Plan Sponsor or the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

         11.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context permits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of Delaware shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give a

Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

                  The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded plan of deferred compensation, and no provision of this Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of any general unsecured creditor of the Employer.

         11.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or any Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit hereunder be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (a) the withholding of taxes from Plan benefit payments, (b) the recovery under the Plan of overpayments of benefits previously made to a Participant or any Beneficiary, (c) if applicable, the transfer of benefit rights from the Plan to another plan, or (d) the direct deposit of Plan benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

                  In the event that a Participant's or any Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to a Participant's or Beneficiary's Account or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.

                                   ARTICLE XII
                                    THE TRUST

         12.1 ESTABLISHMENT OF TRUST. The Plan Sponsor may, but need not, establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Plan Sponsor and the Trustee. The Trust is intended to be treated as a "grantor" trust under the Code and the establishment of the Trust is not intended to cause the Participant to realize current income on amounts contributed thereto nor to cause the Plan to be "funded" within the meaning of ERISA, and the Trust shall be so interpreted.

         IN WITNESS WHEREOF, the Plan Sponsor has caused this amended and restated Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of January, 2004.

ATTEST/WITNESS:                        INTERSTATE HOTELS & RESORTS, INC.

_________________________________      By: _______________________________(SEAL)

Print Name:______________________      Print Name: _____________________________

                                       Date: ___________________________________